EXHIBIT 4

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Thomas R. Knott, and his successors and assigns from time to time, as such person’s true and lawful attorney-in-fact and agent for such person and in such person’s name, place and stead, in any and all capacities, to sign individually and not collectively, (i) any and all amendments to a Schedule 13D with regard to the undersigned’s beneficial ownership of securities of Resolute Holdings Management, Inc. (“Schedule 13D”), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and (ii) any and all other instruments which any of such attorneys-in-fact and agents deems necessary or advisable to comply with all applicable laws, rules and regulations in connection with the matters authorized by clause (i), and does hereby grant unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. The authority granted under this Power of Attorney shall continue with respect to an undersigned party until such party is no longer required to file amendments to the Schedule 13D, except that such authority shall be terminated with respect to such person whose signature appears below when such person revokes in writing the authority granted hereby. This Power of Attorney does not revoke any prior powers of attorney.

Date: August 5, 2026

RESOLUTE MANCO HOLDINGS LLC

By:	Tungsten 2024, LLC, its managing member

By:	/s/ John D. Cote
Name:	John D. Cote
Title:	Manager

TUNGSTEN 2024 LLC

By:	/s/ John D. Cote
Name:	John D. Cote
Title:	Manager

JOHN D. COTE

/s/ John D. Cote
John D. Cote